UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report : March 1, 2021
(Date of Earliest Event Reported): February 23, 2021

HAVERTY FURNITURE COMPANIES INC
(Exact Name of Registrant as Specified in Its Charter)

001-14445
(Commission File Number)

Maryland	58-0281900
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800
Atlanta, Georgia 30342
(Address of principal executive offices, including zip code)

(404) 443-2900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HVT	New York Stock Exchange LLC
Class A Common Stock	HVTA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain  Officers; Compensatory Arrangements of Certain Officers

On February 23, 2021, the Board of Directors (the “Board”) of Haverty Furniture Companies, Inc. (“Havertys”) approved increasing the age from 72 to 75 in its mandatory director retirement policy. The Nominating, Compensation and Governance Committee had waived the mandatory retirement policy for John Glover for the Annual Meeting of Stockholders in 2019 and 2020.

On February 23, 2021, Mr. Glover, 74, informed the Board that he has decided to retire from the Board at Havertys’ 2021 Annual Meeting of Stockholders, which is the end of his current term. Mr. Glover has served on the Board for 25 years, as Audit Committee chair for 18 years, and is currently the Lead Director. The Board elected Tom Hough to succeed Mr. Glover as Lead Director upon his retirement from the Board.

Mr. Glover’s decision not to stand for re-election is not the result of any disagreement with management or the Board related to our operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.
March 1, 2021	By:
Jenny Hill Parker Senior Vice President, Finance and Corporate Secretary